Exhibit 99.1

LEAK OUT AGREEMENT

This Leak Out Agreement (the “Leak-Out Agreement” or the “Agreement”) is made and entered into as of _______, 2025, between Pluri, Inc., a Nevada corporation whose address is ________________ (the “Company”), and [*], whose address is [*] (the “Holder”). Each of the Company and the Holder referred to as a “party” to this Agreement, and collectively, the “parties”.

Reference is hereby made to that certain Share Purchase Agreement, dated __________, 2025 (the “Purchase Agreement”), pursuant to which the Holder acquired [__] Common Shares (the “Consideration Shares”). Capitalized terms not defined herein shall have the meaning as set forth in the Purchase Agreement, unless otherwise set forth herein.

The Holder hereby agrees that during the Leak-Out Period (as defined below), the Holder shall be permitted to sell, dispose or otherwise transfer on Nasdaq or the Tel Aviv Stock Exchange, directly or indirectly, (including, without limitation, any sales, pledges, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) (collectively, a “Transfer”) on any Trading Day during the Leak-Out Period, the Consideration Shares of Holder on the date hereof (collectively, the “Restricted Securities”), subject to the following limitations and restrictions:

The Holder shall be permitted to Transfer a number of Restricted Securities, each month, equal to 15% of the average aggregate monthly trading volume of the Common Shares on the Trading Market on which such Transfer is made (Nasdaq / the TASE), in the preceding month; provided, however, that such restriction shall not apply (i) to any transfer of the Paying Agent (or any other Payor) pursuant to Section 9 [Payment Mechanics and Withholding] of the Purchase Agreement, or (ii) to any private sale of the Restricted Securities not executed on Nasdaq, the TASE or any applicable other trading market, in accordance with Company’s Insider Trading Policy (such approval shall not be unreasonably withheld). For purposes of this Agreement, the “Leak-Out Period” is the period commencing on the date of Closing and ending on the earlier of (i) 36 months after the date hereof, (ii) the time on which the Holder holds less than 10% of the outstanding shares of the Company and (iii) the occurrence of a Breach Event (as defined below). A “Breach Event” shall occur if the Company is not in compliance (save for where such failure to comply does not result from Holder’s act or omission under the Purchase Agreement or the Securities Purchase Agreement, as defined below) with any of its obligations pursuant to Section [7.5] of the Purchase Agreement or Section 4.10 of the Securities Purchase Agreement, dated February 3, 2025, by and between the Company and the Holder (the “Securities Purchase Agreement”), which was not cured within ninety (90) days from receipt of notice thereof.

For illustration purposes, if the Holder purchased a total of 120 Common Shares, the Transfer of such 120 Common Shares, regardless of whether such Common Shares were issued in connection with the Purchase Agreement, shall be subject to this Agreement until the end of the Leak Out Period; and, after such Transfer of the 120 Common Shares, the Leak-Out Period shall expire (if not expired earlier as stated above). After the lapse of the Leak Out Period, the Holder would not have any restriction on the sale of the Consideration Shares under this Agreement.

Holder agrees that it will not engage in any short selling of the Common Stock during the Leak-Out Period.

The Holder acknowledges and agrees that as of the date hereof and until the Company complies with its obligations pursuant to pursuant to Section 7.5 [Registration Procedures and Expenses] of the Purchase Agreement and Section 4.10 of the Securities Purchase Agreement, the Consideration Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state’s securities laws, were acquired pursuant to an exemption from registration under the Securities Act, and may not be transferred, sold or disposed in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

The Holder further acknowledges and agrees that the restrictions set forth in this Agreement shall be in addition to all other restrictions on a Transfer imposed by applicable Israeli, federal United States and state securities laws, rules and regulations applicable to the Restricted Securities.

Notwithstanding any other rights and remedies the Holder shall be entitled to pursuant to the Purchase Agreement and the Securities Purchase Agreement, the Company acknowledges and agrees that the Leak Out Period shall immediately end and the Holder shall have no further obligations under this Agreement in the event a Breach Event (as defined above) shall have occurred.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement shall be made in accordance with the respective provisions of the Purchase Agreement.

In the event of default hereunder, the non-defaulting party shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

This Leak-Out Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters, emails, agreements (written or oral) and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective heirs, estates, personal representatives, successors and assigns.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

This Leak-Out Agreement shall be governed by, and construed in accordance with, the laws of the State of Israel, without regard to conflict of law principles, and the competent courts of Tel-Aviv, Israel, shall have exclusive jurisdiction thereof.

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IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of the parties to this Agreement as of the date first above written.

Pluri, Inc.

By:
Name:
Title:

HOLDER:

Name:

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